UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2017

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd,

London, United Kingdom W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 10, 2017, C&W Senior Financing Designated Activity Company (the “Issuer”), entered into a purchase agreement (the “Purchase Agreement”) with, among others, Goldman Sachs International, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Issuer agreed to sell, subject to the terms and conditions set forth therein, $700.0 million aggregate principal amount of its 6.875% senior notes due 2027 (the “CWC Senior Notes”), at par, to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The CWC Senior Notes will mature on September 15, 2027. Interest on the CWC Senior Notes will be payable semi-annually on each January 15 and July 15, beginning on January 15, 2018.

On August 16, 2017 (the “Issue Date”), the CWC Senior Notes were issued to the Initial Purchasers pursuant to an indenture (the “CWC Senior Notes Indenture”), dated the Issue Date, among the Issuer, and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”). The net proceeds from the issuance of the CWC Senior Notes, together with certain fees and amounts payable to the Issuer by Sable International Finance Limited (the “Initial Proceeds Loan Borrower”), were used to finance one or more proceeds loans (the “Proceeds Loan”) to the Initial Proceeds Loan Borrower) pursuant to the terms of the proceeds loan facility agreement (the “Proceeds Loan Agreement”) dated the Issue Date, between, among others, the Issuer, as lender, the Initial Proceeds Loan Borrower, as borrower and guarantor, Cable & Wireless Communications Limited (“CWC”), Cable & Wireless Limited (the “Company”), Sable Holding Limited, CWIGroup Limited, Coral-US Co-Borrower LLC, and Cable and Wireless (West Indies) Limited, as guarantors (collectively, the “Proceeds Loan Guarantors”, and together with the Initial Proceeds Loan Borrower, the “Obligors”). Each of the Obligors is a wholly-owned subsidiary of Liberty Global plc.

The proceeds of the Proceeds Loan will be used to (i) fund the redemption in full all of the outstanding 7.375% Senior Notes due 2021 issued by Columbus International Inc. (a direct subsidiary of Sable Holding Limited, and an indirect subsidiary of CWC), including the payment of related redemption premiums, fees and expenses), (ii) to repay certain existing revolving indebtedness of CWC and its subsidiaries, and (iii) for general corporate purposes of CWC and its subsidiaries, which may include loans, distributions or other payments to other members of the CWC group (including, without limitation, the direct or indirect parent companies of the Initial Proceeds Loan Borrower).

The CWC Senior Notes are non-callable until September 15, 2022. At any time prior to September 15, 2022, the Issuer may redeem some or all of the CWC Senior Notes at a price equal to 100% of the principal amount of the CWC Senior Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date at a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the redemption date using the discount rate (as specified in the CWC Senior Notes Indenture) as of the redemption date plus 50 basis points.

On or after September 15, 2022, the Issuer may redeem all, or from time to time a part, of the CWC Senior Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on September 15 of the years set forth below:

Redemption Price
Year	CWC Senior Notes
2022	103.438%
2023	101.719%
2024	100.859%
2025 and thereafter	100.000%

In addition, at any time prior to September 15, 2022, the Issuer may redeem up to 40% of the CWC Senior Notes with the net proceeds of one or more specified equity offerings at a redemption price of 106.875% of the principal amount of the CWC Senior Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to the date of redemption.

Furthermore, in the event of certain events defined as constituting a change of control, the Issuer may be required to make an offer to purchase the Notes.

Pursuant to the Proceeds Loan Agreement, the call provisions, maturity and the applicable interest rate for the Proceeds Loan (taken as a whole) are the same as those of the Notes described above.

The Issuer is a designated activity company limited by shares incorporated under the laws of Ireland, formed for the primary purpose of facilitating the offering of the CWC Senior Notes. The CWC Senior Notes will be limited recourse and senior obligations of the Issuer. The CWC Senior Notes will be effectively subordinated to any existing and future indebtedness of the Issuer that is secured by property and assets that do not secure the CWC Senior Notes, to the extent of the value of the property and assets securing such indebtedness. On the Issue Date, the CWC Senior Notes will be secured by (i) a first-ranking English law charge over all bank accounts of the Issuer (other than a designated Issuer Profit Account (as defined in the CWC Senior Notes Indenture); and (ii) a first-ranking English law assignment over the Issuer’s rights to and benefits under the Proceeds Loan and the Proceeds Loan Agreement, including the Issuer’s rights in respect of the guarantees of the Proceeds Loan.

The CWC Senior Notes rank equally in right of payment with all existing and future indebtedness of the Issuer that is not subordinated in right of payment to the CWC Senior Notes and the CWC Senior Notes are senior in right of payment to all existing and future indebtedness of the Issuer that is subordinated in right of payment to the CWC Senior Notes. The Issuer has no material business operations of its own and will primarily be dependent on payments under the Proceeds Loan Agreement in order to service its payment obligations under the CWC Senior Notes. Neither CWC nor any of its subsidiaries provide any direct guarantee or any credit support for the Issuer’s obligations under the CWC Senior Notes, other than the obligation of the Initial Proceeds Loan Borrower and the other Obligors, to make payments to the Issuer under the Proceeds Loan Agreement.

The Proceeds Loan is a senior obligation of the Initial Proceeds Loan Borrower. The Proceeds Loan ranks pari passu in right of payment with all existing and future indebtedness of the Initial Proceeds Loan Borrower that is not subordinated in right of payment to the Proceeds Loan and is senior in right of payment to all existing and future indebtedness of the Initial Proceeds Loan Borrower that is subordinated in right of payment to the Proceeds Loan. The Proceeds Loan (i) is initially guaranteed on a senior basis by the Obligors, and (ii) within 60 business days of the date on which all outstanding 7.375% Senior Notes due 2021 issued by Columbus International Inc. are redeemed in full, will be guaranteed by Columbus International Inc.

The Obligors have agreed pursuant to a covenant agreement (the “Covenant Agreement”) dated the Issue Date, between, among others, the Issuer, the Obligors and the Trustee, to be bound by the covenants in the CWC Senior Notes Indenture that are applicable to them. However, the holders of the CWC Senior Notes will not have a direct claim on the cash flow or assets of the Obligors or any of their respective subsidiaries, and none of the Obligors or any of their respective subsidiaries has any obligation, contingent or otherwise, to pay amounts due under the CWC Senior Notes, or to make funds available to the Issuer for those payments. The rights and remedies of the holders of the CWC Senior Notes against an Obligor upon any breach by such Obligor of its obligations under the Covenant Agreement are limited to a right to instruct the Issuer or the Security Trustee or their respective nominees, in accordance with the terms of the CWC Senior Notes Indenture to accelerate the applicable Proceeds Loans and to vote in connection with any enforcement of the collateral securing the Proceeds Loan (together with any other secured creditors sharing in such collateral).

The Indenture provides that the Company, at its sole option and in its sole discretion, may undertake a series of transactions intended to simplify the corporate and capital structure of the CWC group (as further described in the CWC Senior Notes Indenture, the “Group Refinancing Transactions”). The Group Refinancing Transactions may include, at the Company’s sole option, an assumption, assignment, novation or other transfer of the obligations of the Initial Proceeds Loan Borrower under the Proceeds Loan, the Proceeds Loan Agreement, and the Covenant Agreement to an entity to be designated by the Company (the “Proceeds Loan Borrower Change”), following which the Initial Proceeds Loan Borrower will be released from its obligations under such agreements. The Company may also, at its sole option, instruct the Issuer to assign (or otherwise transfer) its obligations under the CWC Senior Notes and the CWC Senior Indenture to the Proceeds Loan Borrower (as defined in the CWC Senior Notes Indenture), following which the Issuer will be released from its obligations under the CWC Senior Notes and the CWC Senior Notes Indenture (the “CWC Group Assumption”). Following the Proceeds Loan Borrower Change (if it takes place) and/or the CWC Group Assumption (if it takes place), (i) the terms and conditions of the CWC Senior Notes, including the covenants applicable to the Obligors will be automatically modified as further described in the CWC Senior Notes Indenture and (ii) the terms and conditions of the Proceeds Loan will be automatically modified as further described in the CWC Senior Notes Indenture.

The foregoing description of CWC Senior Notes and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the CWC Senior Notes Indenture (including in the respective exhibits and schedules thereto), a copy of which is attached hereto at Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Name

4.1	Indenture dated August 16, 2017, by and among C&W Senior Financing Designated Activity Company as issuer, The Bank of New York Mellon, London Branch, as trustee, principal paying agent and security trustee and The Bank of New York Mellon as paying agent, transfer agent and registrar in New York, relating to $700.0 million aggregate principal amount of 6.875% senior notes due 2027.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2017

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Name:	Randy L. Lazzell
Title:	Vice President